                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 750,000 shares of Common Stock under the Employee Stock Purchase Plan of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Atlanta, Georgia
August 4, 2003